Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-145098 and 333-149916) of our report dated April 14, 2009, except for the effects of a reverse stock split effective October 1, 2010 discussed in Note 13 to the consolidated financial statements, as to which the date is March 29, 2011 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.
Athens, Greece
May 18, 2011